                 CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated January 15, 1999 on the financial statements of Sequoia Fund, Inc. referred to therein in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A, File No. 2-35566, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption Financial Highlights and in the Statement of Additional Information under the caption Custodian, Counsel and Independent Accountants.





                                       McGladrey & Pullen, LLP


New York, New York
April 27, 1999


69900020.BA7